 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2011

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Flow International Corporation (“Flow”) entered into a Patent License Agreement (the “Agreement”) with KMT Waterjet Systems Inc (“KMT”) dated October 10, 2011. The Agreement provides that KMT will stop selling pumps using a certain seal design by March 9, 2012 and in return, Flow has agreed that it will not pursue a claim of patent infringement against KMT pursuant to Flow's patent number 6,802,541, which relates to Flow's HyperJet seal technology. During the period from October 9, 2011 to March 9, 2012, KMT will pay Flow a royalty on pumps sold with that certain seal design.
The foregoing is a summary of the terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
10.1. Patent License Agreement dated October 10, 2011, between Flow International Corporation and KMT Waterjet Systems Inc.
99.1 Press release dated October 13, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: October 13, 2011	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary